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                                                                   Exhibit 99.17

                               POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that the undersigned Trustee of John Hancock Tax-Exempt Series Fund does hereby constitute and appoint EDWARD J. BOUDREAU, JR., THOMAS H. DROHAN, AND JAMES B. LITTLE and each of them individually his true and lawful attorneys and agents to take any and all action and execute any and all instruments which said attorneys and agents may deem necessary or advisable

         (i) to enable the Trust to comply with the Securities Act of 1933, as amended, and any rules regulations, orders or other requirements of the Securities and Exchange Commission thereunder, in connection with the registration under such Securities Act of 1933 of shares of beneficial interest of the Trust to be offered by the Trust, and

         (ii) in connection with the registration of the Trust under the Investment Company Act of 1940, as amended, including specifically, but without limitation of the foregoing, power and authority to sign his name in his behalf as Director as indicated below, opposite his signature hereto, to any amendment or supplement (including post-effective amendments) to the registration statement or statements filed with the Securities and Exchange Commission under such Securities Act of 1933 and such Investment Company Act of 1940, and to execute any instruments or documents filed or to be filed as a part of or in connection with such registration statement or statements; and does hereby ratify and confirm all that said attorneys and agents shall do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, we have hereunto set our hands on the date indicated below.

SIGNATURE                                   TITLE            DATE AS OF:
---------                                   -----            -----------
/s/ Edward J. Boudreau, Jr.        Chairman, Trustee        November 15, 1988
---------------------------        and Principal
Edward J. Boudreau, Jr.            Executive Officer


/s/ James B. Little                Treasurer,                May 5, 1987
---------------------------        Principal
James B. Little                    Accounting Officer
                                   and Principal
                                   Financial Officer


/s/ Thomas H. Drohan               Senior Vice President     May 5, 1987
---------------------------        and Secretary
Thomas H. Drohan

/s/ Dennis S. Aronowitz            Trustee                    May 5, 1987
---------------------------
Dennis S. Aronowitz

/s/ Richard P. Chapman             Trustee                    May 5, 1987
---------------------------
Richard P. Chapman

/s/ Francis C. Cleary, Jr.         Trustee                    June 21, 1988
---------------------------
Francis C. Cleary, Jr.

/s/ William J. Cosgrove            Trustee                    October 15, 1991
---------------------------
William J. Cosgrove

/s/ Gail D. Fosler                 Trustee                    January 1, 1994
---------------------------
Gail D. Fosler

/s/ Bayard Henry                   Trustee                    May 5, 1987
---------------------------
Bayard Henry

/s/ Richard S. Scipione            Trustee                    May 5, 1987
----------------------------
Richard S. Scipione

/s/ Edward J. Spellman             Trustee                    October 23, 1990
----------------------------
Edward J. Spellman